UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200
San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2015, Dr. Christian Weyer  provided Fate Therapeutics, Inc. (the “Company”) with notice of his intention to resign from his positions as President and Chief Executive Officer (“CEO”) (including his role as the Company’s principal executive officer) and as a director of the Company, effective at the close of business on November 30, 2015.  Dr. Weyer’s resignation was not caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors of the Company (the “Board”) accepted Dr. Weyer’s resignation and appointed J. Scott Wolchko to replace Dr. Weyer as the President, CEO and principal executive officer, effective as of December 1, 2015. The Board also appointed Mr. Wolchko as a director, effective immediately.

Mr. Wolchko has served as the Company’s Chief Operating Officer since February 2013 and as its Chief Financial Officer since the commencement of the Company’s operations in September 2007. He is also the principal financial officer and principal accounting officer of the Company. Mr. Wolchko began his career in 1994 as an investment banker with Morgan Stanley & Co., serving in the firm’s New York City and Menlo Park, California offices. As a member of the firm’s Investment Banking Health Care Group, he assisted emerging growth companies in the life sciences sector complete capital-raising and M&A transactions. Prior to joining the Company, from July 2001 to September 2007, Mr. Wolchko served as the Chief Financial Officer of Bocada, Inc., an enterprise software company that specializes in data protection management. Mr. Wolchko holds an M.S. in biochemical engineering from the University of Virginia, and a B.S. in biomedical engineering from the University of Vermont.

There are (a) no understandings or arrangements between Mr. Wolchko and any other person pursuant to which he was appointed as President, CEO, principal executive officer and a director of the Company and (b) Mr. Wolchko has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Wolchko has no family relationship with any director or executive officer of the Company. Mr. Wolchko has not been appointed to serve on any committee of the Board.

Item 7.01                                           Regulation FD Disclosure.

On October 12, 2015, the Company issued a press release announcing the resignation of Dr. Weyer and the appointment of Mr. Wolchko as President, CEO and a director of the Company. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated October 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2015	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 12, 2015.